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                                                                   Exhibit 23.10


                       CONSENT OF KPMG PEAT MARWICK LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333- ) of AccuStaff Incorporated, Career Horizons, Inc. and the other registrants named therein of our report dated June 16, 1995 relating to the financial statements of Management Search, Inc. which are in the Current Report on Form 8K, dated May 5, 1996, of Career Horizons, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Atlanta, Georgia
December 23, 1996